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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported):  May 8, 1995


                                POLYPHASE CORPORATION
                (Exact name of registrant as specified in its charter)


                                      Nevada                                  1-9083                       23-2708876

                          (State or other jurisdiction of
                                  incorporation)                     (Commission File Number)            (IRS Employer
                                                                                                      Identification No.)

          16885 Dallas Parkway, Dallas, Texas75248
          (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code:
          (214) 732-0010


                                   (Not Applicable)
          (Former name or former address, if changed since last report)


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          Item 4.  Changes in Registrant's Certifying Accountant

               Price Waterhouse LLP resigned as principal accountants for the Company on May 8, 1995.

               None of the reports of Price Waterhouse LLP on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding such resignation, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company and Price Waterhouse LLP.

               Pursuant to Item 4(a) of Form 8-K and Item 304(a)(3) of Regulation S-K, the Company has provided Price Waterhouse LLP with a copy of this Form 8-K and has requested Price Waterhouse LLP to furnish the Company with a response addressed to the Securities and Exchange Commission as to whether Price Waterhouse LLP agrees with the statements made in this Item 4 with respect to Price Waterhouse LLP and, if not, to state the respects in which Price Waterhouse LLP does not agree with such statements. Price Waterhouse LLP's response letter will be filed as an amendment to this Form 8-K within two (2) business days of receipt of such response.
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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             POLYPHASE CORPORATION


          Date:  May 10, 1995                By:  /s/ Paul A. Tanner
                                                  Paul A. Tanner
                                                  President
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